Exhibit 8.1

SUBSIDIARIES AND EQUITY INVESTMENTS OF THE COMPANY

The consolidated financial statements include the accounts of STMicroelectronics N.V. and the following entities as of December 31, 2007:

		Percentage Ownership
Legal Seat	Name	(Direct or Indirect)

Australia — Sydney	STMicroelectronics PTY Ltd	100
Belgium — Zaventem	STMicroelectronics Belgium N.V.	100
Belgium — Zaventem	Proton World International N.V.	100
Brazil — Sao Paolo	STMicroelectronics Ltda	100
Brazil — Sao Paulo	Incard do Brazil Ltda	50
Canada — Ottawa	STMicroelectronics (Canada), Inc.	100
China — Jiangsu(1)	Hynix-ST Semiconductor Ltd	17
China — Shenzhen	Shenzhen STS Microelectronics Co. Ltd	60
China — Shenzhen	STMicroelectronics (Shenzhen) Co. Ltd	100
China — Shenzhen	STMicroelectronics (Shenzhen) Manufacturing Co. Ltd	100
China — Shenzhen	STMicroelectronics (Shenzhen) R&D Co. Ltd	100
China — Shanghai	STMicroelectronics (Shanghai) Co. Ltd	100
China — Shanghai	STMicroelectronics (Shanghai) R&D Co. Ltd	100
China — Shanghai	Shanghai Blue Media Co. Ltd	65
China — Shanghai	STMicroelectronics (China) Investment Co. Ltd	100
China — Beijing	STMicroelectronics (Beijing) R&D Co. Ltd	100
Czech Republic — Prague	STMicroelectronics Design and Application s.r.o.	100
Finland — Lohja	STMicroelectronics OY	100
Finland — Helsinki	STMicroelectronics R&D OY	100
France — Crolles	STMicroelectronics (Crolles 2) SAS	100
France — Montrouge	STMicroelectronics S.A.	100
France — Rousset	STMicroelectronics (Rousset) SAS	100
France — Tours	STMicroelectronics (Tours) SAS	100
France — Grenoble	STMicroelectronics (Grenoble) SAS	100
Germany — Grasbrunn	STMicroelectronics GmbH	100
Germany — Grasbrunn	STMicroelectronics Design and Application GmbH	100
Holland — Amsterdam	STMicroelectronics Finance B.V.	100
Hong Kong — Hong Kong	STMicroelectronics LTD	100
India — Noida	STMicroelectronics Pvt Ltd	100
India — New Delhi	STMicroelectronics Marketing Pvt Ltd	100
Israel — Netanya	STMicroelectronics Ltd	100
Italy — Caivano(1)	INGAM Srl	20
Italy — Catania	CO.RI.M.ME.	100
Italy — Aosta	DORA S.p.a.	100
Italy — Agrate Brianza	ST Incard S.r.l.	100
Italy — Naples	STMicroelectronics Services S.r.l.	100
Italy — Agrate Brianza	STMicroelectronics S.r.l.	100
Italy — Agrate Brianza	STMicroelectronics (Memory) Srl	100
Japan — Tokyo	STMicroelectronics KK	100
Malaysia — Kuala Lumpur	STMicroelectronics Marketing SDN BHD	100
Malaysia — Muar	STMicroelectronics SDN BHD	100
Malaysia — Muar	STMicroelectronics (Memory) Sdn Bhd	100
Malta — Kirkop	STMicroelectronics Ltd	100
Mexico — Guadalajara	STMicroelectronics Marketing, S. de R.L. de C.V.	100
Mexico — Guadalajara	STMicroelectronics Design and Applications, S. de R.L. de C.V.	100
Morocco — Rabat	Electronic Holding S.A.	100
Morocco — Casablanca	STMicroelectronics S.A.	100
Singapore — Ang Mo Kio	STMicroelectronics ASIA PACIFIC Pte Ltd	100
Singapore — Ang Mo Kio	STMicroelectronics Pte Ltd	100
Singapore — Ang Mo Kio	STMicroelectronics (Memory) Pte Ltd	100
Singapore — Ang Mo Kio	STMicroelectronics ASIA PACIFIC (Memory) Pte Ltd	100
Spain — Madrid	STMicroelectronics S.A.	100
Sweden — Kista	STMicroelectronics A.B.	100
Switzerland — Geneva	STMicroelectronics S.A.	100
Switzerland — Geneva	INCARD SA	100
Switzerland — Geneva	INCARD Sales and Marketing SA	100
Turkey — Istanbul	STMicroelectronics Elektronik Arastirma ve Gelistirme Anonim Sirketi	100
United Kingdom — Marlow	STMicroelecrtonics Limited	100
United Kingdom — Marlow	STMicroelectronics (Research & Development) Limited	100
United Kingdom — Bristol	Inmos Limited	100
United Kingdom — Reading	Synad Technologies Limited	100
United States — Carrollton	STMicroelectronics Inc.	100
United States — Wilmington	STMicroelectronics (North America) Holding, Inc.	100
United States — Wilsonville	The Portland Group, Inc.	100

(1)	Equity Investments

E-1